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                                                                    EXHIBIT 99.2

NEWS RELEASE

MEDIA CONTACTS                        FINANCIAL ANALYST CONTACT
Bill Blanning or Eileen Algaze        William J. Ruehle
Corporate Communications              Vice President and Chief Financial Officer
949-450-8700                          949-450-8700
blanning@broadcom.com                 billr@broadcom.com
ealgaze@broadcom.com


                  BROADCOM COMPLETES ACQUISITIONS OF BLUESTEEL
                          NETWORKS AND DIGITAL FURNACE

IRVINE, Calif. - March 2, 2000 - Broadcom Corporation (Nasdaq: BRCM), the leading provider of integrated circuits enabling high-speed broadband communications to and throughout the home and business, today announced that it has completed the acquisitions of BlueSteel Networks, Inc. and Digital Furnace Corporation.

Based in Mountain View, Calif., BlueSteel Networks develops high-performance Internet security processors for e-commerce and VPN (Virtual Private Network) applications. BlueSteel has developed a proprietary, patent-pending architecture for a family of integrated circuits that will perform standards-compliant cryptographic functions at system data rates ranging from 100 Mbps (million bits per second) to over 1 Gbps (billion bits per second).

Digital Furnace Corporation is an Atlanta-based developer of communications algorithms and software that increase the capacity of existing broadband networks for interactive services. Its core technology, Propane(TM), is patent-pending software that runs on Broadcom's Data Over Cable Service Interface Specification (DOCSIS) chipsets.

In connection with the acquisitions, Broadcom issued an aggregate of 1,342,961 shares of its Class B Common Stock and reserved an additional 217,417 shares of Class B Common Stock for issuance upon exercise of outstanding employee stock options and other rights of BlueSteel and Digital Furnace. The share issuances were exempt from registration pursuant to section 3(a)(10) of the Securities Act of 1933, as amended. Portions of the shares issued in each transaction will be held in escrow pursuant to the terms of the respective acquisition agreements, as well as various employee share repurchase agreements. (Share numbers shown reflect Broadcom's recent 2-for-1 stock split.)

Each of the merger transactions will be accounted for as a pooling of interests. Broadcom's financial reports for the first fiscal quarter of 2000 (ending March
31) and prior periods will reflect the effect of the acquisitions. The company expects to record a one-time charge in the first quarter to cover related expenses.

Shares of Broadcom's Class B Common Stock are identical to Broadcom Class A Common Stock except for certain voting rights, may be converted into Class A Common Stock at any time

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at the holder's option, and are automatically converted into Class A Common
Stock upon sale and most other transfers. Broadcom's Class A Common Stock is traded on the Nasdaq National Market(R); the Class B Common Stock is not publicly traded.

BlueSteel's employees will be integrated into Broadcom's Networking Business Unit. Digital Furnace employees will be integrated into Broadcom's Residential Broadband Business Unit, based in Atlanta. With the acquisitions, Broadcom's worldwide staff includes over 700 engineers, of whom more than 500 have advanced degrees, including more than 100 Ph.D.s. Broadcom now has over 300 employees in Silicon Valley and approximately 100 in the Atlanta area.

ABOUT BROADCOM

Broadcom Corporation is the leading provider of highly integrated silicon solutions that enable broadband digital transmission of voice, data and video content to and throughout the home and within the business enterprise. Using proprietary technologies and advanced design methodologies, the company designs, develops and supplies integrated circuits for a number of the most significant broadband communications markets, including the markets for cable set-top boxes, cable modems, high-speed office networks, home networking, Voice over Internet Protocol (VoIP), residential broadband gateways, direct broadcast satellite and terrestrial digital broadcast, and digital subscriber line (xDSL). Broadcom is headquartered in Irvine, Calif., and may be contacted at 949-450-8700 or www.broadcom.com.

SAFE HARBOR STATEMENT OF BROADCOM CORPORATION UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995:

This release may contain forward-looking statements based on our current expectations, estimates and projections about our industry, management's beliefs, and certain assumptions made by us. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," "may," "will" and variations of these words or similar expressions are intended to identify forward-looking statements. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Important factors that may cause such a difference for Broadcom in connection with the acquisitions of BlueSteel Networks and Digital Furnace include, but are not limited to, the risks inherent in acquisitions of technologies and businesses, including the timing and successful completion of technology and product development through volume production, integration issues, costs and unanticipated expenditures, changing relationships with customers, suppliers and strategic partners, potential contractual, intellectual property or employment issues, accounting treatment and charges, and the risks that the acquisition cannot be completed successfully or that anticipated benefits are not realized; the rate at which our present and future customers and end-users adopt Broadcom's technologies and products in the markets for network

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security and encryption processing and data, voice and video broadband communications; delays in the adoption and acceptance of industry standards in the foregoing markets; the timing of customer-industry qualification and certification of our products and the risks of non-qualification or non-certification; the timing, rescheduling or cancellation of significant customer orders; the loss of a key customer; the volume of our product sales and pricing concessions on volume sales; the qualification, availability and pricing of competing products and technologies and the resulting effects on sales and pricing of our products; silicon wafer pricing and the availability of foundry and assembly capacity and raw materials; intellectual property disputes and customer indemnification claims; our ability to specify, develop, complete, introduce, market and transition to volume production new products and technologies in a timely manner; the effects of new and emerging technologies; the effectiveness of our product cost reduction efforts; fluctuations in our manufacturing yields and other problems or delays in the fabrication, assembly, testing or delivery of our products; the risks of producing products with new suppliers and at new fabrication and assembly facilities; problems or delays that we may face in shifting our products to smaller geometry process technologies and in achieving higher levels of design integration; the risks and uncertainties associated with our international operations; our ability to retain and hire key executives, technical personnel and other employees in the numbers, with the capabilities, and at the compensation levels needed to implement our business and product plans; changes in our product or customer mix; the quality of our products and any remediation costs; the effects of natural disasters and other events beyond our control; the level of orders received that can be shipped in a fiscal quarter; potential business disruptions, claims, expenses and other difficulties resulting from "Year 2000" problems in computer-based systems used by us, our suppliers or our customers; general economic conditions and specific conditions in the markets we address; and other factors.

Our forthcoming Annual Report on Form 10-K, recent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss some of the important risk factors that may affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.


Broadcom, BlueSteel(TM), Digital Furnace(TM), Propane(TM) and the Broadcom pulse logo are trademarks of Broadcom Corporation and/or its subsidiaries in the United States and certain other countries. All other trademarks mentioned are the property of their respective owners.